UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2015

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	27-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David Gong as Audit Committee Chair

On December 1, 2015, Stanley R. Perla resigned from his role as chair of the audit committee chair of the board of directors (the “Board”) of American Finance Trust, Inc. (the “Company”), effective as of that same date. Mr. Perla did not resign pursuant to any disagreement with the Company. Mr. Perla will continue to serve in his capacity as an independent director of the Company and as a member of the Board’s audit committee.

Simultaneously with Mr. Perla’s resignation, the Board appointed David Gong, currently the lead independent director of the Board and a member of the Board’s audit committee, to serve as the audit committee chair, effective as of that same date. The Board has determined that Mr. Gong qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: December 4, 2015	By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer, Treasurer and Secretary